UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2024

QUAINT OAK BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-52694	35-2293957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Knowles Avenue, Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 364-4059

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry Into a Material Definitive Agreement

Effective as of October 23, 2024 (the “Effective Date”), Quaint Oak Bancorp, Inc., a Pennsylvania corporation (the “Company”) and the holding company for Quaint Oak Bank (the “Bank”), entered into an Agreement for Purchase and Sale of Property (the “Agreement”) with Mountainseed Real Estate Services, LLC, a Georgia limited liability company (the “Buyer”). Pursuant to the Agreement, the Company agreed to sell to the Buyer property located at 1710 Union Boulevard, Allentown, Pennsylvania (the “Property”) for a purchase price of $2,940,000 (the “Purchase Price”) and the Buyer agreed to lease back the Property to the Bank.  The Property is currently used in part as the Bank’s Lehigh Valley banking office, as administrative offices for several of the Bank’s subsidiary companies, and a portion of the Property is also subleased to a third-party real estate company.

The sale of the Property shall close (the “Closing Date”) on a date mutually acceptable to the Company and the Buyer within thirty (30) days after the expiration of a reasonable inspection period up to forty-five (45) days after the Effective Date of the Agreement (the “Inspection Date”) granted to the Buyer to evaluate and study the Property, subject to extension. Buyer has the one time right to extend the inspection period by up to thirty (30) days by providing written notice to the Company.  The Buyer has the right to extend the Closing Date by up to thirty (30) days, provided that the Closing Date may not be later than December 31, 2024. In addition to Buyer’s right to inspect the Property, Buyer has the right to terminate the Agreement prior to the Inspection Date.

Pursuant to the Agreement, the Buyer will, concurrently with the Closing, lease the Property to the Bank by execution of a lease and occupancy agreement in a form agreed to by the Company, the Buyer and the Bank. The Bank will continue to use the Property as an administrative office and will sublease a portion of the Property to the current tenant. The lease for the Property shall provide for an initial term of fifteen (15) years and an initial annual fixed rent of $279,300, subject to adjustment.  The obligations of the Bank under the lease shall be guaranteed by the Company. In the event that the parties are unable to agree upon a form of lease and guarantee by the Inspection Date either the Company or the Buyer may terminate the Agreement.   On or prior to the Inspection Date, the Bank and the Buyer shall use good faith efforts to agree upon the form of loan documents pursuant to which the Bank shall provide to the Buyer financing for Buyer’s acquisition of the Property all on terms reasonably acceptable to the Bank and the Buyer.

The Agreement contains certain customary representations and warranties made by each party.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to, and incorporate herein by reference, the full text of the Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

The following exhibit is included with this Report:

Exhibit Number	Description
10.1	Agreement for Purchase and Sale of Property between Quaint Oak Bancorp, Inc. and Mountainseed Real Estate Services, LLC, dated October 23, 2024 (without exhibits)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUAINT OAK BANCORP, INC.

Date: October 29, 2024
	By:	/s/John Augustine
John J. Augustine
Executive Vice President and Chief Financial Officer

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